EXHIBIT 4.22

RESTRUCTURING AGREEMENT

dated as of

June 16, 2003

by and among

OPERADORA UNEFON S.A. DE C.V.,

as Borrower and Operator,

CODISCO INVESTMENTS LLC,

as

NORTEL NETWORKS LIMITED,

as Lender, Administrative Agent and Collateral Agent,

and

NORTEL NETWORKS LIMITED,

together with

NORTEL NETWORKS DE MEXICO, S.A. DE C.V.,

as Vendor

EXHIBITS
Exhibit A	Form of Debt Service Reserve Account Instructions

Exhibit B	Form of Escrow Fund Instructions

Exhibit C	Form of Assignment and Assumption Agreement

Exhibit D	Form of Restructured Note

Exhibit E	Form of Letter Agreement for Resignation and Replacement of Nortel Networks Limited as Administrative Agent and Collateral Agent

Exhibit F	Form of Assignment of Mortgages Agreement

Exhibit G	Form of Assignment of Stock Pledges Agreement

Exhibit H	Form of Escrito de Desistimiento de la Acción 871/2002

Exhibit I	Form of Escrito Dejando Sin Efectos la Jurisdicción Voluntaria

Exhibit J	Form of Escrito de Desistimiento de la Acción 171/2002

Exhibit K	Form of Escrito de Conformidad con la Sentencia y Desistimiento del Recurso de Revisión

Exhibit L	Form of Escrito de Desistimiento de la Acción 372/2003

Exhibit M	Form of Escrito de Desistimiento del Recurso de Revisión

Exhibit N	Form of Escrito de Desistimiento del Recurso de Revisión Adhesiva

Exhibit O	Form of Escrito de Conformidad con la Sentencia

Exhibit P	Form of Escrito de Conformidad (will be the same for all)

Exhibit Q	Form of New Procurement Agreement

Exhibit R	Form of Borrower Secretary Certificate

Exhibit S	Form of Codisco Investments LLC Incumbency Certificate

Exhibit T	Form of Lender Power of Attorney

RESTRUCTURING AGREEMENT dated as of June 16, 2003 (this “Agreement”), by and among OPERADORA UNEFON S.A. DE C.V. (formerly known as SISTEMAS PROFESIONALES DE COMUNICACION, S.A. DE C.V.), a corporation organized under the laws of Mexico, with its principal office at Periferico Sur 4119, Col. Fuentes del Pedregal, Mexico 14141, D.F., as borrower (the “Borrower”) and as operator (the “Operator”), CODISCO INVESTMENTS LLC, a limited liability company organized under the laws of the State of Delaware (“Codisco” ), NORTEL NETWORKS LIMITED (formerly known as NORTEL NETWORKS CORPORATION), a company organized under the laws of Canada, with its principal office at 8200 Dixie Road, Suite 100, Brampton, Ontario L6T 5P6, Canada, as lender (the “Lender”), as administrative agent (the “Administrative Agent”) and as collateral agent (“Collateral Agent”), and NORTEL NETWORKS DE MEXICO, S.A. DE C.V., a corporation organized under the laws of Mexico, with its principal office at Insurgentes Sur No 1605, Piso 26 Torre Mural, Col. San Jose Insurgentes C.P., Mexico City, D.F. 03900, Mexico, as vendor (together with Lender, the “Vendor”).

W I T N E S S E T H:

WHEREAS, the Operator and the Vendor are parties to an Equipment Procurement and Services Agreement dated as of September 7, 1999 (as amended, modified or waived pursuant to the First Amendment to the Procurement Agreement, dated as of September 17, 2001, as it may have been amended, modified or waived pursuant to the Procurement Agreement Settlement dated April 23, 2002, updated May 30, 2002, and as amended, modified or waived pursuant to the Second Amendment to the Procurement Agreement dated as of July 18, 2002) (the “Procurement Agreement”) pursuant to which the Vendor agreed to undertake all work and supply all goods and services necessary for the design, planning, manufacturing, procurement, supply, delivery and installation of equipment, and testing, commissioning and optimization of the Network (as defined therein);

WHEREAS, the Borrower, the Lender, the Administrative Agent and the Collateral Agent are parties to a Finance Agreement dated as of September 7, 1999 (as amended by the First Amendment to Finance Agreement dated as of November 15, 1999, the Second Amendment to Finance Agreement dated as of March 1, 2000, the Third Amendment to Finance Agreement dated as of April 14, 2000, the Fourth Amendment and Waiver to Finance Agreement dated as of September 18, 2000, the Fifth Amendment, Consent and Waiver to Finance Agreement dated as of December 13, 2000, the Sixth Amendment to Finance Agreement dated as of September 20, 2001, and the Seventh Amendment to Finance Agreement dated as of February 1, 2002) (the “Finance Agreement”);

WHEREAS, the Operator and the Vendor have determined that it would be in their mutual best interest to terminate the Procurement Agreement and to enter into the New Procurement Agreement (as defined below);

WHEREAS, the Borrower and the Lender have determined that it would be in their mutual best interest to restructure the current outstanding indebtedness incurred by the Borrower under the Finance Agreement pursuant to terms and upon satisfaction of the conditions set forth herein;

WHEREAS, the Operator and Borrower and the Vendor and Lender have determined that it would be in their mutual best interest to terminate the Arbitration, the New York Litigation, the Mexican Commercial Litigation, the Mexican Criminal Litigation and the Mexican Insolvency Litigation (as defined in this Agreement) pursuant to terms and upon satisfaction of the conditions set forth herein;

WHEREAS, Codisco is willing to purchase from the Lender a portion of the Loans to the Borrower outstanding under the Finance Agreement; and

WHEREAS, the Loans purchased by and assigned to Codisco will continue to be secured by a portion of the Collateral pursuant to terms and upon satisfaction of conditions set forth in this Agreement;

AGREEMENT

NOW, THEREFORE, in consideration of the premises and to confirm or enter into the agreements referred to herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

ARTICLE I

DEFINITIONS

1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

Affiliate means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such Person; provided, however, that with respect to the Borrower, an Affiliate means any Person that directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with any one or more of the following Persons: (i) Saba; (ii) Salinas; (iii) any Relative of Saba or Salinas; (iv) TV Azteca; and (v) any Affiliate of the foregoing (other than Affiliates of TV Azteca who are not also Affiliates or Relatives of Salinas).

Agreement has the meaning assigned to such term in the preamble of this agreement.

Applicable Law means any statute, law, regulation, ordinance, rule, judgment, writ, rule of common or civil law, common or civil law duty, code, order, decree, Governmental Approval, administrative order, license, authorization, permit, approval, concession, grant, franchise, requirement or other governmental restriction or any similar form of decision of, or determination by, any Governmental Authority, whether in effect as of the Closing Date or thereafter.

Arbitration means the arbitration proceeding between the Operator and the Vendor pending before the International Centre for Dispute Resolution of the American Arbitration Association, Case No. 50 T 199 00575 02.

Authorized Officer means, with respect to any Person, each of (a) the Chief Executive Officer; (b) the Chief Financial Officer (Director de Finanzas), or (c) any duly authorized officer, of such Person.

Borrower has the meaning assigned to such term in the preamble of this Agreement.

Borrower Payment has the meaning assigned to such term in Section 2.01(a).

Business Day means any day that is not a Saturday, Sunday or other day on which commercial banks in New York, United States of America, Mexico, D.F. are not open for business.

Change of Control means that Saba and/or TV Azteca and/or Salinas and/or their respective Affiliates, collectively, shall at any time beneficially own, directly or indirectly, in the aggregate less than forty percent (40%) of the issued and outstanding shares of each class of Voting Stock (including all shares of Voting Stock issuable upon exercise or conversion of warrants, options, conversion rights and other rights to purchase or convert into such stock) of the Borrower and each Subsidiary of the Borrower.

Closing means the satisfaction or, to the extent permitted by this Agreement, waiver of the Conditions Precedent set forth in Article IV.

Closing Date means the date on which all conditions specified in Article IV are satisfied or waived.

Collateral means all property of the Borrower and all shares in and property of the Subsidiaries of the Borrower (other than shares in a Person that becomes a Subsidiary of the Borrower pursuant to a Permitted Investment (as defined in the Finance Agreement), to the extent such shares are not owned or held by or on behalf of the Borrower, a Subsidiary of the Borrower or a Designated Affiliate (as defined in the Finance Agreement) and all shares in a Designated Affiliate, that are or are intended to be subject to any Lien (as defined in the Finance Agreement) that is created or purported to be created by any Security Document.

Collateral Agent has the meaning assigned to such term in the preamble of this Agreement.

Control means, at any time, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of equity interests (on a fully diluted basis), by contract or otherwise, including the power to appoint a sole administrator for, or to elect or designate for election a majority of the board of directors of, such Person.

Cosmofrecuencias means Cosmofrecuencias, S.A. de C.V.

Codisco Payment has the meaning assigned to such term in Section 2.02(c).

Debt Service Reserve Account means the Debt Service Reserve Account #0324-2237627 at Toronto Dominion Bank created under the Escrow Account Agreement.

Dollars and the sign US$ each mean the lawful money of the United States.

Escrow Account Agreement means the Escrow Account Security and Control Agreement dated as of November 15, 1999 by and among the Borrower, Toronto Dominion (Texas), Inc. and The Toronto Dominion Bank.

Escrow Agreement means the Escrow Agreement dated as of January 7, 2002 by and between the Operator, the Vendor and Toronto Dominion (Texas), Inc.

Escrow Fund means the Escrow Account #2247424 created under the Escrow Agreement.

Finance Agreement has the meaning assigned to such term in the Second Recital hereof.

Governmental Approval(s) means any authorization, consent, approval, license, franchise, grant, concession, permit, filing or registration by or with any Governmental Authority.

Governmental Authority means any nation or government, any state or other political subdivision thereof (including those on the federal, national, state, regional or local level), and any entity acting on behalf of any of them exercising executive, legislative, judicial, regulatory or administrative authority.

Holdco means Unefon, S.A. de C.V.

Information has the meaning assigned to such term in Section 6.10.

Lender has the meaning assigned to such term in the preamble of this Agreement.

Letter of Credit has the meaning assigned to such term in Section 2.02.

Loan Documents means, collectively, this Agreement, the Restructured Note and all other documents related thereto.

Loan has the meaning assigned to such term in Section 2.02.

Material Adverse Effect means, (i) as to the Borrower, a material adverse effect on (a) the business, assets, property, operations or condition, financial or otherwise, of the Borrower and its subsidiaries taken as a whole, (b) the ability of the Borrower to perform in all material respects its obligations under this Agreement or any of the other Transaction Documents to which it is a party, (c) the validity or the enforceability of the Transaction Documents in all material respects or (d) the rights and benefits, taken as a whole, contemplated to be available to the Vendor or the Lender under this Agreement or any of the other Transaction Documents to which the Borrower is a party, and (ii) as to the Vendor and the Lender, a material adverse effect on (a) the ability of the Vendor or the Lender to perform in any material respect any of its obligations under this Agreement or any of the other Transaction Documents to which it is a party, (b) the validity or the enforceability of the Transaction Documents under this Agreement or any of the other Transaction Documents to which the Borrower is a party, and (c) the rights and benefits contemplated to be available to the Borrower under this Agreement or any of the other Transaction Documents to which the Borrower is a party.

Mexican Commercial Litigation means

a) the collateral reduction action entitled Unefrecuencias, S.A. de C. V. y otras v. Toronto Dominion (Texas) Incorporated y otras, file number 871/2002, now pending in the Fifty Ninth Civil Court for Mexico City (Juzgado Quincuagésimo Noveno de lo Civil del Distrito Federal); and,

b) the petition for judicial certification of demand for delivery of equipment (jurisdicción voluntaria) entitled Operadora Unefon, SA. de C. V. y otras v. Nortel Networks Limited y Nortel Networks de Mexico, S.A. de C. V, file number 879/2002, now pending in the Thirty Fifth Civil Court for Mexico City (Juzgado Trigésimo Quinto de lo Civil del Distrito Federal).

Mexican Criminal Litigation means

a) the criminal inquiry naming attorneys from Baker & McKenzie, file number APMH3T2/872/02-12, now pending in the Decentralized Office of the Mexico City Public Prosecutor in the Miguel Hidalgo Borough, Investigative Agency No. 30, Investigation Unit One (Agente del Ministerio Público, Fiscalia Desconcentrada Miguel Hidalgo, Agencia Investigadora Treinta, Unidad de Investigación Uno Sin Detenido);

b) the criminal inquiry demanding the surrender of stock certificates, file number TLA/9004/2002, now pending in the Office of the Assistant Attorney General of the State of Mexico for the Municipality of Tlalnepantla, State of Mexico (Agencia del Ministerio Publico, Adscrita a la Mesa Novena de la Subprocuraduria de Justicia con sede en Tlalnepantla, Estado de Mexico); and,

c) the criminal inquiry naming attorneys from Baker & McKenzie, file number TLA/9004/2002, now pending in the Office of the Assistant Attorney General of the State of Mexico for the Municipality of Tlalnepantla, State of Mexico (Agencia del Ministerio Publico, Adscrita a la Mesa Novena de la Subprocuraduria de Justicia con sede en Tlalnepantla, Estado de Mexico).

Mexican GAAP means Mexican generally accepted accounting principles, consistently applied.

Mexican Insolvency Litigation means the commercial insolvency action entitled Nortel Networks de México S.A. de C. V. v. Operadora Unefon, S.A. de C. V, file number 171/2002, now pending in the Fourth Civil District Court (Federal) for Mexico City (Juzgado Cuarto de Distrito en Materia Civil del Distrito Federal) and the ancillary proceedings set forth in Schedule 3.01(h).

Mexico means the United Mexican States.

New Procurement Agreement has the meaning assigned to such term in Section 2.03.

New York Litigation means

(a) the lawsuit entitled Operadora Unefon, S.A. de C.V. v. Nortel Networks Limited, now pending in the Supreme Court of the State of New York, County of New York, Index No. 603264/02; and

(b) the lawsuit entitled Nortel Networks Limited v. Unefon, S.A. de C.V., Cosmofrecuencias, S.A. de C.V., Unefrecuencias, S.A. de C.V., Operadora de Comunicaciones, S.A. de C. V., Operadora Unefon, S.A. de C. V., Servicios SPA, S.A. de C.V. and Torres y Comunicaciones S.A. de C. V., now pending in the Supreme Court of the State of New York, County of New York, Index No. 604476/02.

Operator has the meaning assigned to such term in the preamble of this Agreement.

Operadora means Operadora de Comunicaciones, S.A. de C.V.

Person means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

Procurement Agreement has the meaning assigned to such term in the First Recital hereof.

Relative means, with respect to any individual, any person related by blood (up to the second degree), marriage or adoption (or formerly related by marriage) to such individual, including spouse, parents, parent-in-law, brothers and sisters, brothers and sister-in-law, grandparents, children, grandchildren, aunts, uncles, nieces and nephews.

Restructured Note has the meaning assigned to such term in Section 2.02.

Restructuring has the meaning assigned to such term in the introduction to Article 2.

Saba means, collectively, Moises Saba Masri and Adela Tuachi Michaw de Saba.

Salinas means Ricardo Benjamin Salinas Pliego.

Security Documents means, collectively, the Statutory Mortgage Deeds, the Stock Pledge Agreements, the Escrow Account Agreement, the Account Control Agreement and the Spin-off Security Documents, as set forth in Schedule 1.01 attached hereto.

Servicios means Servicios SPC, S.A. de C.V.

Subsidiary means, in relation to any Person, any other Person of which more than fifty percent (50%) of the Voting Stock is owned or controlled directly or indirectly by such Person, or one or more of the Subsidiaries of such Person, or a combination thereof.

Taxes means any and all present or future taxes, levies, imposts, duties, deductions, charges, prescribed employment and social taxes or withholdings imposed by any Governmental Authority.

Transaction Documents means, collectively, this Agreement (including all exhibits and schedules hereto) and any other documents executed pursuant to this Agreement, including the New Procurement Agreement.

TV Azteca means TV Azteca, S.A. de C.V.

Unefrecuencias means Unefrecuencias, S.A. de C.V.

United States means the United States of America (including any State and the District of Columbia), its territories and possessions.

Vendor has the meaning assigned to such term in the preamble of this Agreement.

Voting Stock means securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to vote in the election of the corporate directors (or Persons performing similar functions).

1.02 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, (b) any reference to any statute, decree, regulation or other applicable law shall be construed as a reference to such statute, law, decree, regulation or other applicable law as re-enacted, redesigned, amended, succeeded or extended from time to time, (c) any reference herein to any Person (including any Person defined in Section 1.01) shall be construed to include such Person’s successors and assigns and in the case of any Governmental Authority, any Person succeeding to its functions and capacities, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including, cash, securities, accounts and contract rights.

ARTICLE II

RESTRUCTURING

On the terms and subject to the conditions set forth in this Agreement, the parties hereto agree to restructure certain of their rights and obligations, as specified herein, by the following actions to be taken by the applicable party or parties on or before the Closing Date (the “Restructuring”):

2.01 Termination of Procurement Agreement. The Operator and the Vendor and the Borrower and the Lender hereby agree to the termination of the Procurement Agreement and, in connection with such termination, to the following actions, including the mutual releases set out below

(a) The Operator shall make the following payments aggregating US$43,000,000 (collectively, the “Borrower Payment”), which, notwithstanding any provision of the Finance Agreement or any agreement, instrument or indenture relating thereto to the contrary, shall be paid and applied as follows:

(i) first, an aggregate principal amount equal to US$9,478,148.72 shall be paid to Nortel Networks Limited as agent to Nortel Networks de Mexico S.A. de C.V., and applied to outstanding amounts owed by the Operator to Nortel Networks de Mexico S.A. de C.V.;

(ii) second, an aggregate principal amount equal to US$8,613,155.60 shall be paid to Nortel Networks Limited and applied to the payment of outstanding amounts owed by the Operator to Nortel Networks Limited; and

(iii) third, an aggregate principal amount equal to US$24,908,695.68 shall be paid to Nortel Networks Limited and applied to Loans outstanding under the Finance Agreement.

To effect the foregoing payments, the Borrower and the Lender shall take the following actions:

(i) The Borrower and the Lender shall take all steps necessary to effect the cancellation of certain letters of credit in favor of the Lender in the aggregate principal amount of US$15,774,360.37;

(ii) The Borrower and the Lender shall submit a letter of mutual instructions substantially in the form of Exhibit A hereto (the “Debt Service Reserve Account Instructions”) jointly directing the Escrow Agent to transfer US$ 13,965,414.12 from the Debt Service Reserve Account by wire transfer in immediately available funds to the account of the Lender at Citibank NA, Swift code: CITIUS33, ABA no. 021000089 Account no. 38545364, Beneficiary Name: Nortel Networks Limited

(iii) The Borrower and the Lender shall submit a letter of mutual instructions substantially in the form of Exhibit B hereto (the “Escrow Fund Instructions”) jointly directing the Escrow Agent to transfer US$1,247,250.84 from the Escrow Fund by wire transfer in immediately available funds to the account of the Lender at Citibank NA, Swift code: CITIUS33, ABA no. 021000089 Account no. 38545364, Beneficiary Name: Nortel Networks Limited; and

(iv) The Borrower shall pay US$27,787,335.04 by wire transfer in immediately available funds to the account of the Lender at Citibank NA, Swift code: CITIUS33, ABA no. 021000089 Account no. 38545364, Beneficiary Name: Nortel Networks Limited.

(b) Mutual Releases. Effective upon completion of the Closing, the Operator and the Vendor agree to the following mutual releases:

(i) Release of Operator. The Vendor, for itself and on behalf of its predecessors and successors and its past and present divisions and Subsidiaries, hereby absolutely and irrevocably forever releases and discharges the Operator, and its predecessors and successors and its past and present divisions and Subsidiaries and its and their shareholders, directors, officers, employees, agents, representatives, consultants, attorneys, Affiliates, and assigns, from any and all obligations, liabilities, losses, claims, counterclaims, demands, expenses, attorney’s fees, rights, actions, causes of action, debts, dues, sums of money, accounts, bonds, bills, covenants, contracts, controversies, agreements, promises, judgments, executions, or suits of any kind or nature, whether accrued or unaccrued, asserted or unasserted, known or unknown, suspected or unsuspected, absolute or contingent, in law, equity, bankruptcy or otherwise (including, without limitation, any and all claims for avoidable preferences, fraudulent conveyances or transfers and/or recoverable setoffs under the law of any jurisdiction regarding insolvency or debtor/creditor rights or otherwise) under or arising out of the Procurement Agreement, the Finance Agreement and all agreements, instruments or indentures relating to the Procurement Agreement or the Finance Agreement, or arising out of any circumstances occurring on or before the Closing Date, including, without limitation, the Arbitration, the New York Litigation, the Mexican Commercial Litigation, the Mexican Criminal Litigation and the Mexican Insolvency Litigation, but excluding any obligations under or arising out of this Agreement or any document or instrument delivered pursuant hereto.

(ii) Release of Vendor. The Operator, for itself and on behalf of its predecessors and successors and its past and present divisions and subsidiaries, hereby absolutely and irrevocably forever releases and discharges the Vendor, and its predecessors and successors and its past and present divisions and subsidiaries and its and their shareholders, directors, officers, employees, agents, representatives, consultants, attorneys, Affiliates, and assigns, from any and all obligations, liabilities, losses, claims, counterclaims, demands, expenses, attorney’s fees, rights, actions, causes of action, debts, dues, sums of money, accounts, bonds, bills, covenants, contracts, controversies, agreements, promises, judgments, executions, or suits of any kind or nature, whether accrued or unaccrued, asserted or unasserted, known or unknown, suspected or unsuspected, absolute or contingent, in law, equity, bankruptcy or otherwise (including, without limitation, any and all claims for avoidable preferences, fraudulent conveyances or transfers and/or recoverable setoffs under the law of any jurisdiction regarding insolvency or debtor/creditor rights or otherwise) under or arising out of the Procurement Agreement, Finance Agreement and all agreements, instruments or indentures relating to the Procurement Agreement or the Finance Agreement, or arising out of any circumstances occurring on or before the Closing Date, including, without limitation, the Arbitration, the New York Litigation, the Mexican Commercial Litigation, the Mexican Criminal Litigation and the Mexican Insolvency Litigation, but excluding any obligations under or arising out of this Agreement or any document or instrument delivered pursuant hereto.

(c) For the avoidance of doubt and without limiting the foregoing, the parties intend by this Section 2.01 that, on or after the Closing Date, the Operator and the Vendor shall notify the tribunal in writing that the subject matter of the Arbitration has been settled by the parties and ask that the tribunal terminate the Arbitration.

2.02 Restructure of the Finance Agreement. The Borrower, the Lender and Codisco hereby agree that all obligations and liabilities under the Finance Agreement shall be restructured as follows:

(a) The Lender and Codisco shall enter into an Assignment and Assumption Agreement substantially in the form of Exhibit C hereto (the “Assignment and Assumption Agreement”) pursuant to which and subject to the terms of which the Lender will assign to Codisco, and Codisco will assume from the Lender, the aggregate principal amount equal to US$324,886,411.63 of all Loans remaining outstanding under the Finance Agreement after the repayment set forth in Section 2.01(a)(iii) above, to be evidenced by a promissory note in the stated principal amount of US$324,886,411.63 issued by the Borrower in favor of Codisco substantially in the form of Exhibit D hereto, but including terms as set forth in Section 2.07 below (the “Restructured Note”).

(b) Codisco shall pay to the Lender US$107,000,000 by wire transfer in immediately available funds as set forth below (the “Codisco Payment”);

(c) Upon effectiveness of the Assignment and Assumption Agreement and delivery of the Restructured Note, the Lender shall resign as Administrative Agent and Collateral Agent under the Finance Agreement and Security Documents, including, without limitation, as the Administrative Agent under the Escrow Account Agreement and as Collateral Agent under the Account Control Agreement, and Codisco as the Majority Lenders under the Finance Agreement shall appoint Codisco as the replacement Administrative Agent and Collateral Agent, pursuant to a letter agreement substantially in the form of Exhibit E hereto.

(d) Effective upon completion of the Closing, the Borrower and the Lender agree to the following mutual releases:

(i) Release of Borrower. The Lender, the Administrative Agent and the Collateral Agent, for itself, in each of such capacities, and on behalf of its predecessors and successors and its past and present divisions and Subsidiaries, hereby absolutely and irrevocably forever releases and discharges the Borrower and its predecessors and successors and its past and present divisions and Subsidiaries and its and their shareholders, directors, officers, employees, agents, representatives, consultants, attorneys, Affiliates, and assigns, from any and all obligations, liabilities, losses, claims, counterclaims, demands, expenses, attorney’s fees, rights, actions, causes of action, debts, dues, sums of money, accounts, bonds, bills, covenants, contracts, controversies, agreements, promises, judgments, executions, or suits of any kind or nature, whether accrued or unaccrued, asserted or unasserted, known or unknown, suspected or unsuspected, absolute or contingent, in law, equity, bankruptcy or otherwise (including, without limitation, any and all claims for avoidable preferences, fraudulent conveyances or transfers and/or recoverable setoffs under the law of any jurisdiction regarding insolvency or debtor/creditor rights or otherwise) under or arising out of the Procurement Agreement, Finance Agreement, and all agreements, instruments and indentures relating to the Procurement Agreement or the Finance Agreement, or arising out of any circumstances occurring on or before the Closing Date, including, without limitation, the Arbitration, the New York Litigation, the Mexican Commercial Litigation, the Mexican Criminal Litigation and the Mexican Insolvency Litigation, but excluding any obligations under or arising out of this Agreement or any document or instrument delivered pursuant hereto.

(ii) Release of Lender. The Borrower, for itself and on behalf of its predecessors and successors and its past and present divisions and Subsidiaries, hereby absolutely and irrevocably forever releases and discharges the Lender and its predecessors and successors and its past and present divisions and Subsidiaries and its and their shareholders, directors, officers, employees, agents, representatives, consultants, attorneys, Affiliates, and assigns, from any and all obligations, liabilities, losses, claims, counterclaims, demands, expenses, attorney’s fees, rights, actions, causes of action, debts, dues, sums of money, accounts, bonds, bills, covenants, contracts, controversies, agreements, promises, judgments, executions, or suits of any kind or nature, whether accrued or unaccrued, asserted or unasserted, known or unknown, suspected or unsuspected, absolute or contingent, in law, equity, bankruptcy or otherwise (including, without limitation, any and all claims for avoidable preferences, fraudulent conveyances or transfers and/or recoverable setoffs under the law of any jurisdiction regarding insolvency or debtor/creditor rights or otherwise) under or arising out of the Procurement Agreement, Finance Agreement, and all agreements, instruments and indentures relating to the Procurement Agreement or the Finance Agreement, or arising out of any circumstances occurring on or before the Closing Date, including, without limitation, the Arbitration, the New York Litigation, the Mexican Commercial Litigation, the Mexican Criminal Litigation and the Mexican Insolvency Litigation, but excluding any obligations under or arising out of this Agreement or any document or instrument delivered pursuant hereto.

(e) For the avoidance of doubt and without limiting the foregoing, the parties intend by this Section 2.02 that:

(i) No Interest Accrued; Release of Loans. The Lender hereby acknowledges and agrees that, effective upon completion of the Closing, no interest accrued under or in respect of the Finance Agreement, or any agreement, instrument or indenture relating thereto since May 15, 2002.

(ii) Security Documents. The Security Documents shall be terminated, returned or assigned, or Codisco shall become a Secured Party thereunder, as follows:

1.	Mortgages; Stock Pledges. As a consequence of Codisco’s entering into the Assignment and Assumption Agreement and the appointment of Codisco as the Administrative Agent and Collateral Agent under the Finance Agreement and the Security Documents, Codisco will become a Secured Party under the Finance Agreement and under the Statutory Mortgage Deeds and the Stock Pledge Agreements, it being understood and agreed that, except as set forth in Section 3.02(h), the Lender has made and hereby makes no representation or warranty of any kind with respect to the Collateral or any right, title and interest that Codisco may hereby or hereafter acquire therein.

2.	Spin-Off Security Documents. The Lender, the Administrative Agent and the Collateral Agent hereby agree to the termination of the Contratos de Deposito Mercantil de Pagarés set forth in Schedule 2.02(e) subject to the satisfaction of the conditions set forth in Article IV herein and, on the Closing Date, Nortel Networks de Mexico, S.A. de C.V. will return the original promissory notes given to it under the aforementioned Contratos to each of Holdco, Operadora and Unefrecuencias, respectively.

3.	Stock Pledge Agreements and Mortgage Assignment Agreement. Subject to the other provisions of this Agreement, and the satisfaction of the Conditions Precedent, the Lender, the Administrative Agent and the Collateral Agent will execute and deliver the Assignment of Stock Pledge Agreements and the Mortgage Assignment Agreement substantially in the form of Exhibits F and G hereto, respectively.

(iii) Termination of Litigation. Effective on or prior to the Closing Date, all actions and proceedings of any kind between the parties or involving the parties and their counsel, civil, commercial and criminal, in New York and Mexico shall be terminated as follows:

1.	Termination of New York Litigation. On or before the Closing Date, the Borrower and the Lender shall exchange fully executed stipulations of discontinuance pursuant to New York Civil Practice Law and Rules 3217(a)(2) discontinuing with prejudice the New York Litigation, which may be filed with the clerk of the court by any party on or after the Closing Date.

2.	Termination of Mexican Commercial Litigation. The Mexican Commercial Litigation shall be terminated pursuant to the following terms:

A) For purposes of the dismissal of the collateral reduction action entitled Unefrecuencias, S.A. de C.V. y otras v. Toronto Dominion (Texas) Incorporated y otras, file number 871/2002, now pending in the Fifty Ninth Civil Court for Mexico City (Juzgado Quincuagésimo Noveno de lo Civil del Distrito Federal), on or before the Closing Date the Borrower hereto shall and will file fully executed stipulations of discontinuance (Escrito de Desistimiento de la Acción 871/2002) substantially in the form of Exhibit H hereto, and ratify said document before the court.

B) For purposes of the dismissal of the Petition for Judicial Certification of Demand for Delivery of Equipment (jurisdicción voluntaria) entitled Operadora Unefon, S.A. de C.V. y otras v. Nortel Networks Limited y Nortel Networks de México, S.A. de

C.V., file number 879/2002, now pending in the Thirty Fifth Civil Court for Mexico City (Juzgado Trigésimo Quinto de lo Civil del Distrito Federal) on or before the Closing Date the Borrower hereto shall and will file motion to leave without any effect the judicial certification of demand for delivery of equipment (Escrito Dejando Sin Efectos la Jurisdicción Voluntaria) substantially in the form of Exhibit I hereto, waiving the right to perform any legal action which can derive therefrom.

3.	Mexican Criminal Litigation. The Mexican Criminal Litigation shall be terminated pursuant to the following terms:

A) For purposes of the dismissal of the criminal inquiry naming attorneys from Baker & McKenzie, file number APMH372/872/02-12, now pending in the Decentralized Office of the Mexico City Public Prosecutor in the Miguel Hidalgo Borough, Investigative Agency No. 30, Investigation Unit One (Agente del Ministerio Público, Fiscalia, Desconcentrada Miguel Hidalgo, Agencia Investigadora Treinta, Unidad de Investigación Uno Sin Detenido), on or before the Closing Date the Borrower hereto shall and will:

a)	File fully executed dismissal motion (“escrito de solicitud de no ejercicio de la acción penal”), and ratify said document before the Mexico City Public Prosecutor.

b)	Obtain to the satisfaction of Baker & McKenzie, counsel for Lender and Vendor, evidence of resolution from the Mexico City Public Prosecutor resolving on the dismissal of the criminal inquiry (“no ejercicio de la acción penal”).

B) For purposes of the dismissal of the criminal inquiry demanding the surrender of stock certificates, file number TLA/9004/2002, now pending in the Office of the Assistant Attorney General of the State of Mexico for the Municipality of Tlalnepantla, State of Mexico (Agencia del Ministerio Público, Adscrita a la Mesa Novena de la Subprocuraduria de Justicia con sede en Tlalnepantla, Estado de México) and the criminal inquiry naming attorneys from Baker & McKenzie, file number TLA/9004/2002, now pending in the Office of the Assistant Attorney General of the State of Mexico for the Municipality of Tlalnepantla, State of Mexico (Agencia del Ministerio Público, Adscrita a la Mesa Novena de la Subprocuraduria de Justicia con sede en Tlalnepantla, Estado de México) on or before the Closing Date the Borrower hereto shall and will file fully executed dismissal and termination of attachment motion (“escrito de solicitud de no ejercicio de la acción penal y levantamiento del aseguramiento sobre titulos de acciones”) and ratify said document before the Tlalnepantla, State of Mexico Public Prosecutor.

4.	Mexican Insolvency Litigation. The Mexican Insolvency Litigation shall be terminated pursuant to the following terms:

A) For purposes of the dismissal of the commercial insolvency action entitled Nortel Networks de México, S.A. de CV v. Operadora Unefon, S.A. de C.V., file number 171/2002, now pending in the Fourth Civil District Court (Federal) for Mexico City (Juzgado Cuarto de Distrito en Materia Civil del Distrito Federal), on or before the Closing Date the Borrower and Nortel Networks de Mexico, S.A. de C.V. hereto shall and will file fully executed stipulations of discontinuance (Escrito de Desistimiento de la Acción 171/2002) substantially in the form of Exhibit J hereto and ratify said document before the court.

B) For purposes of the dismissal of the constitutional challenge (amparo action) filed by the Borrower, file number 323/2003, now pending in the Eleventh Civil District Court (Federal) for Mexico City (Juzgado Decimo Primero de Distrito en Materia Civil del Distrito Federal) on or before the Closing Date the Borrower hereto shall and will file fully executed motion of conformity with the court resolution and stipulations of discontinuance of the review (Escrito de Conformidad con la Sentencia y Desistimiento del Recurso de Revision) substantially in the form of Exhibit K hereto and ratify said document before the court.

C) For purposes of the dismissal of the constitutional challenge (amparo action) filed by the Borrower, file number 372/2003, now pending in the Eleventh Civil District Court (Federal) for Mexico City (Juzgado Décimo Primero de Distrito en Materia Civil del Distrito Federal) on or before the Closing Date the Borrower hereto shall and will file fully executed stipulations of discontinuance (Escrito de Desistimiento de la Acción 372/2003) substantially in the form of Exhibit L hereto and ratify said document before the court.

D) For purposes of the dismissal of the appellate review (recurso de revisión) filed by the Borrower, file number 206/2003, now pending in the Twelfth Collegiate Civil Circuit Court for the First Circuit (Décimo Segundo Tribunal Colegiado de Circuito en Materia Civil del Primer Circuito) on or before the Closing Date the Borrower hereto shall and will file fully executed stipulations of discontinuance of the review (Escrito de Desistimiento del Recurso de Revisión) substantially in the form of Exhibit M hereto and ratify said document before the court.

E) For purposes of the dismissal of the voluntary review (revision adhesiva) filed by Nortel Networks de México, S.A. de C.V., file number 225/2003, now pending in the Twelfth Collegiate Civil Circuit Court for the First Circuit (Décimo Segundo Tribunal Colegiado de Circuito en Materia Civil del Primer Circuito) on or before the Closing Date Nortel Networks de México, S.A. de C.V. hereto shall and will file fully executed stipulations of discontinuance of the review (Escrito de Desistimiento del Recurso de Revisión Adhesiva) substantially in the form of Exhibit N hereto and ratify said document before the court.

F) For purposes of the dismissal of the request for reconsideration (recurso de reclamación) filed by the Borrower, file number 2/2003, now pending in the Twelfth Collegiate Civil Circuit Court for the First Circuit (Décimo Segundo Tribunal Colegiado de Circuito en Materia Civil del Primer Circuito) on or before the Closing Date the Borrower hereto shall and will file fully executed motion of conformity with the court resolution (Escrito de Conformidad con la Sentencia) substantially in the form of Exhibit O hereto and ratify said document before the court.

G) For purposes of the dismissal of the Constitutional challenge (amparo action) filed by the Borrower, file number 52/2003, now pending in the Eleventh Civil District Court (Federal) for Mexico City (Juzgado Décimo Primero de Distrito en Materia Civil del Distrito Federal) on or before the Closing Date the Borrower hereto shall and will file conformity motion (Escrito de Conformidad) substantially in the form of Exhibit P hereto, waiving any and all rights to appeal the corresponding court resolution.

2.03 Execution of New Procurement Agreement. Concurrent with the execution and delivery of this Agreement, the Vendor and the Operator shall execute and deliver the New Procurement Agreement in the form of Exhibit Q hereto (the “New Procurement Agreement”), such agreement to become effective upon completion of the Closing.

2.04 Change of Control and Contingent Payment of US$25,000.000. The Borrower covenants and agrees that in the event of a Change of Control that occurs on or before December 15, 2005, it shall pay, or cause to be paid, US$25,000,000 to the Lender by wire transfer in immediately available funds to the bank account of the Lender.

2.05 Covenant Against Assignment. Each of the Borrower and Codisco acknowledges and agrees that until June 15, 2006, the Restructured Note by its terms may not be assigned,

directly or indirectly, in any one transaction or any series of transactions, to any Person other than an Affiliate of the Borrower, without the consent of the Lender, such consent not to be unreasonably withheld or delayed. Each of the Borrower and Codisco covenants and agrees that, until such date,, it will not undertake to obtain or consent to enter into any amendment, modification or waiver of the terms of the Restructured Note that would have the effect of amending, modifying or causing to be of no effect the above described limitation on assignment of the Restructured Note or enter into any other transaction that would have the effect of an assignment not permitted by the provisions of this Section 2.05.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.01 Representations and Warranties of the Borrower. The Borrower hereby represents and warrants to the Lender and the Vendor that, each of the statements contained in this Section 3.01 of this Article III is true and correct as of the date of this Agreement.

(a) Organization; Powers. The Borrower is duly organized, validly existing and, under the laws of the jurisdiction of its organization, has all requisite corporate power and authority to carry on its business as now conducted.

(b) Authorization; Enforceability. The transactions to be performed by the Borrower pursuant to this Agreement and the other Transaction Documents to which it is a party are within the Borrower’s corporate powers and have been duly authorized by all necessary corporate and shareholder action. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each of the other Transaction Documents to which it is a party when executed and delivered by the Borrower will constitute, a valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, concurso mercantil or quiebra, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c) Counsel for the Borrower and the Operator. In connection with this Agreement, or any other Transaction Document or any of the transactions contemplated hereby or thereby in the United States, the counsel for the Borrower and the Operator is Nixon Peabody LLP and in Mexico is Lopez Velarde, Heftye y Soria, S.C. and, in connection therewith, neither in the United States nor in Mexico, has Baker & McKenzie rendered any type of services, legal or otherwise, for or to the Borrower and/or the Operator.

(d) Governmental Approvals. The transactions to be performed by the Borrower (i) except in connection with the termination of the Arbitration, the New York Litigation, the Mexican Government Litigation, the Mexican Criminal Litigation and the Mexican Insolvency Litigation pursuant to Section 2.02(e)(iii), do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, (ii) will not violate any applicable law or regulation or the charter, estatutos, or other organizational documents of the Borrower or any order of any Governmental Authority having jurisdiction, and (iii) will not, in any material respect, violate or result in a default under any material indenture, agreement or other instrument binding upon the Borrower or its assets, which violation or default would have a Material Adverse Effect on Borrower.

(e) No Conflicts. There is no proceeding pending or, to the knowledge of the Borrower or any of its Subsidiaries, threatened against the Borrower that seeks to rescind, terminate, suspend, modify or otherwise materially adversely affect the transactions to be performed by the Borrower under this Agreement and the other Transaction Documents to which it is a party.

(f) Litigation.

(i) Except as disclosed in Schedule 3.01(f), there is no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority pending, or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues which purports to affect or pertain to this Agreement or any other Transaction Document or any of the transactions and/or litigations contemplated hereby or thereby.

(ii) No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Transaction Document by the Borrower.

(g) Ownership. Codisco is wholly owned by Affiliates of the Borrower.

3.02 Representations and Warranties of the Lender and the Vendor. The Lender and the Vendor, in each case as to itself, represents and warrants, individually and not jointly, to each other party hereto as follows:

(a) Organization; Powers. Each of the Lender and the Vendor, respectively, is duly organized, validly existing and, where applicable, in good standing under the laws of the jurisdiction of its organization, and has all requisite corporate power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, would not reasonably be likely to result in a Material Adverse Effect in respect of the Lender or Vendor, is qualified to do business in every jurisdiction where such qualification is required.

(b) Authorization; Enforceability. The transactions to be performed by each of the Lender and the Vendor pursuant to this Agreement and the other Transaction Documents to which each is a party are within the corporate powers of each of the Lender and the Vendor and have been duly authorized by all necessary corporate and shareholder action. This Agreement has been duly executed and delivered by each of the Lender and the Vendor and constitutes, and each of the other Transaction Documents to which it is a party when executed and delivered by each of the Vendor and the Lender will constitute, a valid and binding obligation of the Lender and the Vendor, enforceable against the Lender and the Vendor in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, concurso mercantil or quiebra, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c) Counsel for Lender and Vendor. In connection with this Agreement, or any other Transaction Document or any of the transactions contemplated hereby or thereby in both the United States and Mexico, the counsel for the Lender and the Vendor is Baker & McKenzie, and, in connection therewith, neither Nixon Peabody LLP nor Lopez Velarde, Heftye y Soria, S.C. have rendered any type of services, legal or otherwise, for or to the Lender and/or Vendor.

(d) Governmental Approvals. The transactions to be performed by each of the Vendor and the Lender (i) except in connection with the termination of the Arbitration, the New York Litigation, the Mexican Government Litigation, the Mexican Criminal Litigation and the Mexican Insolvency Litigation pursuant to Section 2.02(e)(iii), do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority (ii) will not violate the charter, estatutos, or other organizational documents of the Vendor or the Lender or any order of any Governmental Authority having jurisdiction, and (iii) will not, in any material respect, violate or result in a default under any material indenture, agreement or other instrument binding upon either the Vendor or the Lender or their respective assets, which violation or default would have a Material Adverse Effect on the Vendor and/or the Lender.

(e) No Conflicts. There is no proceeding pending or, to the knowledge of any of the Vendor or the Lender, threatened against either of the Vendor or the Lender that seeks to rescind, terminate, suspend, modify or otherwise materially adversely affect the transactions to be performed by each of the Vendor and the Lender under this Agreement and the other Transaction Documents to which each is a party.

(f) Litigation.

(i) Except as disclosed in Schedule 3.02(f), there is no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority pending, or, to the knowledge of the Vendor or the Lender, threatened by or against the Vendor or the Lender or any of their respective Subsidiaries or against any of their respective properties or revenues which purports to affect or pertain to this Agreement or any other Transaction Document or any of the transactions contemplated hereby or thereby.

(ii) No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Transaction Document by the Lender or the Vendor.

(g) Title to Assigned Interest. The Lender is the legal and beneficial owner of the interests being assigned by it contemporaneously herewith under the Assignment and Assumption Agreement and such interests are free and clear of any liens or security interests.

(h) No Impairment of Collateral. No action has been taken by the Lender or the Vendor to materially impair the value of the Borrower’s right, title or interest in, or the security interests granted by the Borrower with respect to the Collateral.

(i) No Third Party Approvals. No consent or approval of, or any other action by, any third party is required under the Finance Agreement in connection with the Lender’s performance of its covenants and agreements hereunder, except in connection with the termination of the Arbitration, the New York Litigation, the Mexican Government Litigation, the Mexican Criminal Litigation and the Mexican Insolvency Litigation pursuant to Section 2.02(e)(iii).

3.03 Representations and Warranties of the Codisco. Codisco represents and warrants to each other party hereto as follows:

(a) Organization; Powers. Codisco is duly organized, validly existing and, under the laws of the jurisdiction of its organization, has all requisite limited liability company power and authority to carry on its business as now conducted.

(b) Authorization; Enforceability. The transactions to be performed by Codisco pursuant to this Agreement and the other Transaction Documents to which each is a party are within the limited liability company powers of Codisco and have been duly authorized by all necessary limited liability company and member action. This Agreement has been duly executed and delivered by Codisco and constitutes, and each of the other Transaction Documents to which it is a party when executed and delivered by Codisco will constitute, a valid and binding obligation of Codisco, enforceable against Codisco in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, concurso mercantil or quiebra, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). All equity interests in Codisco are held beneficially by Affiliates of the Borrower.

(c) Counsel. In connection with this Agreement, or any other Transaction Document or any of the transactions contemplated hereby or thereby in the United States, the counsel for Codisco is Akin Gump Strauss Hauer & Feld LLP and, in connection therewith, neither in the United States nor in Mexico, has Baker & McKenzie or Nixon Peabody LLP rendered any type of services, legal or otherwise, for or to Codisco.

(d) Governmental Approvals. The transactions to be performed by Codisco (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, (ii) will not violate any applicable law or regulation or the organizational documents of Codisco or any order of any Governmental Authority having jurisdiction, and (iii) will not, in any material respect, violate or result in a default under any material indenture, agreement or other instrument binding upon Codisco or its assets, which violation or default would have a Material Adverse Effect on Codisco.

(e) No Conflicts. There is no proceeding pending or, to the knowledge of Codisco, threatened against Codisco that seeks to rescind, terminate, suspend, modify or otherwise materially adversely affect the transactions to be performed by Codisco under this Agreement and the other Transaction Documents to which it is a party.

(f) Litigation.

(i) There is no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority pending, or, to the knowledge of Codisco, threatened by or against Codisco or against any of its properties or revenues which purports to affect or pertain to this Agreement or any other Transaction Document or any of the transactions and/or litigations contemplated hereby or thereby.

(ii) No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Transaction Document by Codisco.

ARTICLE IV

CONDITIONS PRECEDENT

The Lender’s obligation to perform its obligations pursuant to this Agreement is subject to the Borrower’s satisfaction of each of the following Conditions Precedent:

4.01 The Lender’s and the Vendor’s respective obligations to perform their obligations pursuant to this Agreement are subject to the Borrower’s satisfaction of each of the following Conditions Precedent on or before the Closing Date:

(a) Resolutions; Incumbency of the Borrower. The Lender shall have received from the Borrower: (i) copies of resolutions of its board of directors (or shareholders’ meeting) authorizing the transactions contemplated by the Transaction Documents to which it is a party; and (ii) a certificate of its Secretary certifying the name and true signature of its officer authorized to execute and deliver the Transaction Documents to which it is a party substantially in the form of Exhibit R hereto.

(b) LLC Agreement; Incumbency of Codisco. The Lender shall have received from Codisco: (i) copies of its Limited Liability Company Agreement authorizing the transactions contemplated by the Transaction Documents to which it is a party, and (ii) a certificate of its attorneys-in-fact certifying the names and true signatures of its attorneys-in-fact authorized to execute and deliver the Transaction Documents to which it is a party, substantially in the form of Exhibit S hereto.

(c) Transaction Documents. The Lender and the Vendor shall have received all of the following, each duly executed and delivered by an Authorized Officer of the respective party or parties thereto dated the Closing Date or such other date as agreed to by the Lender or the Vendor, in form and substance satisfactory to the Lender and the Vendor:

(1) this Agreement;

(2) the New Procurement Agreement;

(3) the Assignment and Assumption Agreement;

(4) the Restructured Note;

(5) the letter agreement for Substitution of Administrative Agent and Collateral Agent;

(6) any and all documents required with respect to the Security Documents as set forth in Section 2.02(e)(ii); and

(7) any and all documents necessary to terminate litigation as set forth in Section 2.02(e)(iii).

(d) Cash Payment. The Lender shall have received from, or on behalf of, the Borrower, the Borrower Payment and from, or on behalf of, Codisco, the Codisco Payment as set forth in Sections 2.01 and 2.02, respectively.

4.02 The Borrower’s and the Operator’s respective obligations to perform their obligations pursuant to this Agreement is subject to the Lender’s and Vendor’s satisfaction of each of the following Conditions Precedent on or before the Closing Date:

(a) Power of Attorney. The Borrower shall have received from each of the Vendor and the Lender a copy of a Power of Attorney evidencing the authority of the Person named therein to execute and deliver the Transaction Documents substantially in the form of Exhibit T hereto.

(b) Transaction Documents. The Borrower shall have received all of the following, each duly executed and delivered by an Authorized Officer of the respective party or parties thereto, dated the Closing Date or such other date as agreed to by the Borrower, in form and substance satisfactory to the Borrower.

(1) this Agreement;

(2) the New Procurement Agreement;

(3) the Assignment and Assumption Agreement;

(4) the letter agreement for Substitution of Administrative Agent and Collateral Agent;

(5) any and all documents required with respect to the Security Documents as set forth in Section 2.02(e)(ii); and

(6) any and all documents necessary to terminate litigation as set forth in Section 2.02(e)(iii).

4.03 Codisco’s obligation to perform its obligations pursuant to this Agreement is subject to the Lender’s and Vendor’s satisfaction of each of the following Conditions Precedent on or before the Closing Date:

(a) Resolutions; Incumbency. Codisco shall have received from the Lender a copy of a Power of Attorney evidencing the authority of the Person named therein to execute and deliver the Transaction Documents substantially in the form of Exhibit T hereto.

(b) Transaction Documents. Codisco shall have received all of the following, each duly executed and delivered by an Authorized Officer of the respective party or parties thereto dated the Closing Date or such other date as agreed to by the Lender or the Vendor, in form and substance satisfactory to the Lender and the Vendor:

(1) this Agreement;

(2) the Assignment and Assumption Agreement;

(3) the Restructured Note;

(4) the letter agreement for Substitution of Administrative Agent and Collateral Agent;

(5) the assignment of Stock Pledge Agreement and the Mortgage Assignment Agreement as set forth in Section 2.02(e)(ii); and

(6) any and all documents required with respect to the Security Documents as set forth in Section 2.02(e)(ii).

ARTICLE V

COVENANTS

5.01 Public Disclosure. Each of the parties hereto agrees to consult with each other party and obtain each other party’s consent (which shall not be unreasonably withheld) before issuing any press release or otherwise making any public disclosure with respect to any of the transactions contemplated hereunder and shall not issue any such press release or make any such public statement prior to such consultation and consent, except as may be required by applicable laws or regulations or any listing agreement with a national securities exchange; provided that the consent of any party hereto that is a controlled subsidiary of any other party hereto may be provided by such other party; and provided, further, that the parties intend to agree prior to the Closing Date on releases to be initially issued by such parties in respect of the Restructuring.

ARTICLE VI

MISCELLANEOUS

6.01 Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand, mail or overnight courier service, or sent by fax, as follows:

(a) To Borrower:

Operadora Unefon S.A. de C.V.

Periferico Sur 4119

Col. Fuentes del Pedregal

Mexico-14141, D.F.

Fax: (+5255) 8582 5072

Phone: (+5255) 8582 5079

Attention: Chief Executive Officer

With copies to:

Operadora Unefon S.A. de C.V.

Periferico Sur 4119

Col. Fuentes del Pedregal

Mexico 14141, D.F.

Attention: General Counsel

Fax No.: (+5255) 8582 5072

(b) To the Lender, Administrative Agent and Collateral Agent:

Nortel Networks Limited

8200 Dixie Road

Suite 100

Brampton, Ontario

L6T 5P6

Attention: Treasurer

Fax: (905) 863-8258

Phone: (905) 863-6613

With copy to:

Nortel Networks (CALA) Inc.

1500 Concord Terrace

Sunrise, Florida 33323-2815

Attention: Corporate Secretary

Fax: (954) 851-8900

Phone: (954) 851-8930

To the Vendor:

Nortel Networks de Mexico S.A. de C.V.

Insurgentes Sur No 1605

Piso 26 Torre Mural

Col. San Jose Insurgentes C.P.

Mexico City, D.F. 03900 Mexico

Attention: President

Fax: 5255 5480 2977

Phone: 5255 5480 4448

With copy to:

Nortel Networks (CALA) Inc.

1500 Concord Terrace

Sunrise, Florida 33323-2815

Attention: Corporate Secretary

Fax (954) 851-8900

Phone: (954) 851-8930

(c) To Codisco:

Akin, Gump, Strauss, Hauer & Feld, LLP.

590 Madison Avenue

New York, NY 10022

Fax: 212 872-1002

Phone: 212 872-1000

Attention: Steven H. Scheinman

Any party hereto may change its address or fax number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be effective upon receipt.

6.02 No Deemed Waivers; Remedies Cumulative. No failure or delay by any party to this Agreement in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of each party hereunder are cumulative and are not exclusive of any rights or remedies that it would otherwise have.

6.03 Expenses. The parties acknowledge and agree that all fees, disbursements and other charges of outside legal counsel or other advisors to either party in connection with the preparation, execution and delivery of this Agreement and other Transaction Documents shall be for the account of such party. For the avoidance of doubt, the Operator and Borrower acknowledges and agrees that all notarization, registration or other fees ant expenses payable in connection with the terminations, releases, transfers and assignments of Collateral in Mexico contemplated by this Agreement shall be for the account of and shall be paid by the Operator and Borrower.

6.04 Survival. All representations and warranties made by each party herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and, unless otherwise provided herein or therein, shall survive the execution and delivery of this Agreement and the Closing

Date, regardless of any investigation made by any such other party or on its behalf and notwithstanding that such other party may have had notice or knowledge of any breach or incorrect representation or warranty as of the Closing Date.

6.05 Counterparts; Integration, Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single agreement. Delivery of an executed counterpart of a signature page to this Agreement by fax shall be effective as delivery of an originally executed counterpart of this Agreement. The Transaction Documents constitute the entire agreement between and among the parties relating to the subject matter thereof and supersede any and all previous and contemporaneous agreements and understandings, negotiations and discussions, oral or written, relating to the subject matter thereof. This Agreement shall become effective when it shall have been executed by all parties listed on the signature pages hereto and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

6.06 Severability. If any one or more of the provisions contained in this Agreement or any documents executed in connection herewith shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired.

6.07 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA (NOT INCLUDING SUCH STATE’S CONFLICT OF LAWS PROVISIONS TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY).

6.08 Venue for Suit; Waiver of Jury Trial.

Each party to this Agreement irrevocably hereby expressly waives all right to object to jurisdiction or execution in any legal action or proceeding relating to this Agreement or any other Transaction Document which it may now or hereafter have by reason of its domicile or by reason of any subsequent or other domicile and hereby irrevocably consents that any legal action, suit or proceeding arising out of or relating to any of the Transaction Documents and any other document or instrument required to be executed in relation thereto may be instituted in or (other than by the Borrower or the Operator as applied to another Transaction Document that prohibits removal) removed to the United States District Court of the Southern District of New York and the courts of the State of New York sitting in New York, Borough of Manhattan, and by execution and delivery of this Agreement, each of the parties to this Agreement submits to and accepts and consents with regard to any such action or proceeding for itself and in respect of its properties and assets, generally and unconditionally, the jurisdiction of any such court. Each party to this Agreement agrees that a judgment in any such action, suit or proceeding may be enforced in any other jurisdiction, including Mexico and Canada, by suit upon such judgment. Each party to this Agreement hereby waives any objection it may now or hereafter have to the laying of the venue of any such action, suit or proceeding, and further waives any claim that any such action, suit or proceeding brought in any of the aforesaid courts has been brought in any inconvenient forum.

EACH PARTY TO THIS AGREEMENT HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY CLAIM, DEMAND OR CAUSE OF ACTION UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE RESTRUCTURED NOTE OR ANY OTHER TRANSACTION DOCUMENTS. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER AND VENDOR TO ENTER INTO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS.

6.09 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

6.10 Confidentiality. Each of the parties hereby agrees to maintain the confidentiality of the Information (as defined below) for a period of three (3) years from the Closing Date, except that Information may be disclosed (a) to its Affiliates, directors, officers, employees and professional advisors, including accountants, legal counsel and other advisors .(it being understood that the Persons to whom such disclosure is made will be informed of and will agree to be bound by this confidentiality provision), (b) to the extent requested by any Governmental Authority or securities exchange, (c) to the extent required by Applicable Law including in connection with a public offering of the shares of the Borrower or Holdco permitted hereunder or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to the execution and delivery of an agreement containing provisions substantially the same as those of this Section 6.10, to any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement, (g) with the consent of the other parties, (h) to the extent such Information (1) becomes publicly available other than as a result of a breach of this Section 6.10 or (2) becomes available to such party on a non-confidential basis from a source other than the other parties, or (i) as contemplated by Section 5.01 hereof.

For the purposes of this Section 6.10, “Information” means all information received by any party from any other party to this Agreement or any other Transaction Document relating to such other party or its business provided in respect of the Transactions, other than any such information that is available to the parties on a-non-confidential basis prior to disclosure by any party. Any Person required to maintain the confidentiality of Information as provided in this Section 6.10 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential Information.

6.11 Amendment. None of the terms or provisions of this Agreement may be amended, supplemented or otherwise modified without the consent of each of the parties hereto.

6.12 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors (whether by merger, consolidation, exchange of securities, acquisition of assets or otherwise). No party hereto may assign its rights and obligations hereunder, and any such purported assignment in contravention of this Section 6.12 shall be null and void, unless consented to in writing by the other parties hereto. Except as expressly provided in this Agreement, no party to this Agreement assumes any duty or obligation under this Agreement to any Person (other than the parties to this Agreement), and this Agreement shall operate exclusively for the benefit of the parties hereto and not for the benefit of any other Person.

6.13 Further Assurances. Subject to the other provisions of this Agreement, each party hereto, at another party’s request and without further cost to the other party, shall execute and deliver such other documents, agreements, instruments of conveyance, transfer, or assignment and take such other action as the other party may reasonably request to more effectively effectuate the intent and purposes of, and all transactions and things contemplated by, this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Restructuring Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

OPERADORA UNEFON, S.A. DE C.V.

By:	/s/ Adrian Steckel
Name:	Adrian Steckel
Title:	Chief Executive Officer

CODISCO INVESTMENTS LLC

By:	/s/ Hector Rojas Villanueva
Name:	Hector Rojas Villanueva
Title:	Attorney-in-Fact

By:	/s/ Morris Setton
Name:	Morris Setton
Title:	Attorney-in-Fact

NORTEL NETWORKS LIMITED

By:	/s/ James Kinney
Name:	James Kinney
Title:	Attorney-in-Fact

NORTEL NETWORKS DE MEXICO, S.A. DE C.V.

By:	/s/ Gerardo Bravo
Name:	Gerardo Bravo
Title:	Attorney-in-Fact

COUNTY OF NEW YORK	)
) ss
STATE OF NEW YORK	)

On the 13th day of June in the year 2003 before me, the undersigned, personally appeared Adrian Steckel, Hector Rojas Villanueva, Moms Seton, and James Kinney, personally known to me or proved to me on the basis of satisfactory evidence to be the individuals whose names are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in their capacities, and that by their signatures on the instrument, the person on behalf of which the individuals acted, executed the instrument.

Witness my hand and notarial seal this 13th day of June, 2003.

RAFAEL DECLET

Notary Public, State of New York

No. 02DE6031366

Qualified in New York County

Commission Expires Sept. 27, 2005

/s/ Rafael Declet
Notary Public

WITNESS STATEMENT:

I hereby swear that on the 13th day of June in the year 2003 before me, the undersigned, personally appeared Gerardo Bravo, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the person on behalf of which the individual acted, executed the instrument.

Witness my hand this l3th day of June, 2003.

Gabriel Garcia-Mosquera

COUNTY OF NEW YORK	)
) ss
STATE OF NEW YORK	)

On the 13th day of June in the year 2003 before me, the undersigned, personally appeared Adrian Steckel, Hector Rojas Villanueva, Moms Seton, and James Kinney, personally known to me or proved to me on the basis of satisfactory evidence to be the individuals whose names are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in their capacities, and that by their signatures on the instrument, the person on behalf of which the individuals acted, executed the instrument.

Witness my hand and notarial seal this 13th day of June, 2003.

Notary Public

WITNESS STATEMENT:

I hereby swear that on the 13th day of June in the year 2003 before me, the undersigned, personally appeared Gerardo Bravo, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the person on behalf of which the individual acted, executed the instrument.

Witness my hand this l3th day of June, 2003.

/s/ Gabriel Garcia-Mosquera
Gabriel Garcia-Mosquera

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SCHEDULE 1.01

SECURITY DOCUMENTS

Statutory Mortgage Deeds means, collectively, the following statutory mortgages:

1.	Statutory mortgage granted by the Borrower through public deed number 17,003, dated October 26, 1999, issued before Mr. Jorge A.D. Hernandez Arias, Notary Public No. 152 of Mexico City, pursuant to articles 92 and 93 of the General Ways of Communication Law, registered at the Public Registry of Mexico City on October 28, 1999 under mercantile folio number 226202 and registered at the Telecommunications Registry on (pending confirmation).

2.	Statutory mortgage granted by Operadora through public deed number 336, dated November 27, 2001, issued before Mr. Francisco Talavera Autrique, Notary Public No. 221 of Mexico City, pursuant to articles 92 and 93 of the General Ways of Communication Law, as amended by public deed number 1140, granted before same Notary Public, registered at the Public Registry of Mexico City on October 25, 2002 under mercantile folio number 282325 and registered at the Telecommunications Registry on (pending confirmation).

3.	Statutory Mortgage granted by Unefrecuencias through public deed number 337, dated November 27, 2001 issued before Mr. Francisco Talavera Autrique, Notary Public No. 221 of Mexico City, pursuant to articles 92 and 93 of the General Ways of Communication Law, as granted by public deed number 1141, granted before same Notary Public, registered at the Public Registry of Mexico City on October 25, 2002 under mercantile folio number 282327 and registered at the Telecommunications Registry on (pending confirmation).

Stock Pledge Agreements means, collectively, the following stock pledge agreements:

1.	Stock pledge agreement executed in 1999 by Holdco as Pledgor, TD as Pledgee and the Borrower as Issuer, whereby Holdco pledged the 349,999 shares it holds in the Borrower, evidenced through share certificate No. 8 for 299,999 common shares and No. 10 for 50,000 common shares.

2.	Stock pledge agreement executed in 1999 by Holdco as Pledgor, TD as Pledgee and Servicios as Issuer, whereby Holdco pledged the 49,999 shares it holds in Servicios, evidenced through share certificate No. 4 for 49,999 common shares.

3.	Stock pledge agreement executed in 1999 by Servicios as Pledgor, TD as Pledgee and Unefon Larga Distancia, S.A. de C.V. (now Torres y Comunicaciones, S.A. de C.V.) as Issuer, whereby Servicios pledged the 1 share it holds in Unefon Larga Distancia, S.A. de C.V., evidenced through share certificate No. 5 for 1 common share.

4.	Stock pledge agreement executed in 1999 by Servicios as Pledgor, TD as Pledgee and the Borrower as Issuer, whereby Servicios pledged the 1 share it holds in the Borrower, evidenced through share certificate No. 9 for 1 common share.

5.	Stock pledge agreement entered into as of August 27, 2001 by Holdco as Pledgor, TD as Pledgee and Operadora as Issuer, whereby Holdco pledged the 299,999 shares it holds in Operadora, evidenced through share certificate No. 1 for 299,999 common shares.

6.	Stock pledge agreement entered into as of August 27, 2001 by Servicios as Pledgor, TD as Pledgee and Operadora as Issuer, whereby Servicios pledged the 1 share it holds in Operadora, evidenced through share certificate No. 2 for 1 common share.

7.	Stock pledge agreement entered into as of August 27, 2001 by Holdco as Pledgor, TD as Pledgee and Unefrecuencias as Issuer, whereby Holdco pledged the 299,999 shares it holds in Unefrecuencias, evidenced through share certificate No. 1 for 299,999 common shares.

8.	Stock pledge agreement entered into as of August 27, 2001 by Servicios as Pledgor, TD as Pledgee and Unefrecuencias as Issuer, whereby Servicios pledged the 1 share it holds in Unefrecuencias, evidenced through share certificate No. 2 for 1 common share.

9.	Stock pledge agreement entered into as of June 30, 2002 by Cosmofrecuencias as Pledgor, TD as Pledgee and Operadora as Issuer, whereby Cosmofrecuencias pledged the 4,067,258,740 shares it holds in Operadora, evidenced through share certificate No. 3 for 4,067,258,740 preferred shares.

10.	Stock pledge agreement entered into as of June 30, 2002 by Cosmofrecuencias as Pledgor, TD as Pledgee and Unefrecuencias as Issuer, whereby Cosmofrecuencias pledged the 113,719,290 shares it holds in Unefrecuencias, evidenced through share certificate No. 3 for 113,719,290 preferred shares.

Spin-Off Security Documents means, collectively, the following documents:

1.	Contrato de Depósito Mercantil de Pagarés entered into by Holdco as bailor and Nortel Networks de México, S.A. de C.V. as bailee, dated as of June 30, 2002.

2.	Contrato de Depósito Mercantil de Pagarés entered into by Operadora as bailor and Nortel Networks de México, S.A. de C.V. as bailee, dated as of June 30, 2002.

3.	Contrato de Depósito Mercantil de Pagarés entered into by Unefrecuencias as bailor and Nortel Networks de México, S.A. de C.V. as bailee, dated as of June 30, 2002.

4.	Promissory note issued by Operadora in favor of Holdco for the sum of MXP$593,933,811.44, with maturity date on December 15, 2006.

5.	Promissory Note issued by Unefrecuencias in favor of Holdco for the sum of MXP$16,606,204.87, with maturity date on December 15, 2006.

6.	Promissory Note issued by Holdco in favor of Moises Saba Masri for the sum of MXP$296,966,905.72, with maturity date on June 30, 2003. Moises Saba endorsed the note in property in favor of Cosmofrecuencias and Cosmofrecuencias in turn endorsed the note in guaranty in favor of Operadora.

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7.	Promissory Note issued by Holdco in favor of TV Azteca for the sum of MXP$296,966,905.72, with maturity date on June 30, 2003. TV Azteca endorsed the note in property in favor of Cosmofrecuencias and, Cosmofrecuencias in turn endorsed the note in guaranty in favor of Operadora.

8.	Promissory Note issued by Holdco in favor of Moises Saba Masri for the sum of MXP$8,303,102.44, with maturity date on June 30, 2003. Moises Saba endorsed the note in property in favor of Cosmofrecuencias and Cosmofrecuencias in turn endorsed the note in guaranty in favor of Unefrecuencias.

9.	Promissory Note issued by Holdco in favor of TV Azteca for the sum of MXP$8,303,102.44, with maturity date on June 30, 2003. TV Azteca endorsed the note in property in favor of Cosmofrecuencias and Cosmofrecuencias in turn endorsed the note in guaranty in favor of Unefrecuencias.

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SCHEDULE 3.01(f)

BORROWER LITIGATION

1. Collateral Reduction action entitled Unefrecuencias, S.A. de C. V, y otras v. Toronto Dominion (Texas) Incorporated y otras, file number 871/2002, now pending in the Fifty Ninth Civil Court for Mexico City (Juzgado Quincuajésimo Noveno de lo Civil del Distrito Federal).

2. Petition for Judicial Certification of Demand for Delivery of Equipment (jurisdicción voluntaria) entitled Operadora Unefon, S.A. de C.V. y otras v. Nortel Networks Limited y Nortel Networks de México, S.A. de C. V., file number 879/2002, now pending in the Thirty Fifth Civil Court for Mexico City (Juzgado Trigésimo Quinto de lo Civil del Distrito Federal).

3. Criminal inquiry naming attorneys from Baker & McKenzie, file number APMH372/872/02-12, now pending in the Decentralized Office of the Mexico City Public Prosecutor in the Miguel Hidalgo Borough, Investigative Agency No. 30, Investigation Unit One (Agente del Ministerio Público, Fiscalía, Desconcentrada Miguel Hidalgo, Agencia Investigadora Treinta, Unidad de Investigación Uno Sin Detenido).

4. Criminal inquiry demanding the surrender of stock certificates, file number TLA/9004/2002, now pending in the Office of the Assistant Attorney General of the State of Mexico for the Municipality of Tlalnepantla, State of Mexico (Agencia del Ministerio Público, Adscrita a la Mesa Novena de la Subprocuraduría de Justicia con sede en Tlalnepantla, Estado de Mexico).

5. Criminal inquiry naming attorneys from Baker & McKenzie, file number TLA/9004/2002, now pending in the Office of the Assistant Attorney General of the State of Mexico for the Municipality of Tlalnepantla, State of Mexico (Agencia del Ministerio Público, Adscrita a la Mesa Novena de la Subprocuraduria de Justicia con sede en Tlalnepantla, Estado de México).

6. Commercial insolvency action entitled Nortel Networks de México, S.A. de C.V. v. Operadora Unefon, S.A. de C.V., file number 171/2002, now pending in the Fourth Civil District Court (Federal) for Mexico City (Juzgado Cuarto de Distrito en Materia Civil del Distrito Federal).

7. Constitutional challenge (amparo action) filed by Borrower, file number 52/2003, now pending in the Eleventh Civil District Court (Federal) for Mexico City (Juzgado Décimo Primero de Distrito en Materia Civil del Distrito Federal).

8. Constitutional challenge (amparo action) filed by Borrower; file number 323/2003, now pending in the Eleventh Civil District Court (Federal) for Mexico City (Juzgado Décimo Primero de Distrito en Materia Civil del Distrito Federal).

9. Constitutional challenge (amparo action) filed by Borrower, file number 372/2003, now pending in the Eleventh Civil District Court (Federal) for Mexico City (Juzgado Décimo Primero de Distrito en Materia Civil del Distrito Federal).

10. Appellate Review (recurso de revisión) filed by Borrower, file number 206/2003, now pending in the Twelfth Collegiate Civil Circuit Court for the First Circuit (Décimo Segundo Tribunal Colegiado de Circuito en Materia Civil del Primer Circuito).

11. Voluntary Review (revision adhesiva) filed by Nortel Networks de Mexico, S.A. de C.V., file number 225/2003, now pending in the Twelfth Collegiate Civil Circuit Court for the First Circuit (Décimo Segundo Tribunal Colegiado de Circuito en Materia Civil del Primer Circuito).

12. Request for Reconsideration (recurso de reclamación) filed by Borrower, file number 2/2003, now pending in the Twelfth Collegiate Civil Circuit Court for the First Circuit (Décimo Segundo Tribunal Colegiado de Circuito en Materia Civil del Primer Circuito).

13. The Arbitration Proceeding between the Operadora Unefon, S.A. de C.V., Nortel Networks Limited and Nortel Networks de Mexico, S.A. de C.V. pending before the International Centre for Dispute Resolution of the American Arbitration Association, Case No. 50 T 199 00575 02.

14. Operadora Unefon, S.A. de C.V. v. Nortel Networks Limited, now pending in the Supreme Court of the State of New York, County of New York, Index No. 603264/02.

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SCHEDULE 3.02(f)

LENDER LITIGATION

1. Collateral Reduction action entitled Unefrecuencias, S.A. de C.V. y otras v. Toronto Dominion (Texas) Incorporated y otras, file number 871/2002, now pending in the Fifty Ninth Civil Court for Mexico City (Juzgado Quincuajésimo Noveno de lo Civil del Distrito Federal).

2. Petition for Judicial Certification of Demand for Delivery of Equipment (jurisdicción voluntaria) entitled Operadora Unefon, S.A. de C.V. y otras v. Nortel Networks Limited y Nortel Networks de México, S.A. de C.V., file number 879/2002, now pending in the Thirty Fifth Civil Court for Mexico City (Juzgado Trigésimo Quinto de lo Civil del Distrito Federal).

3. Criminal inquiry naming attorneys from Baker & McKenzie, file number APMH372/872/02-12, now pending in the Decentralized Office of the Mexico City Public Prosecutor in the Miguel Hidalgo Borough, Investigative Agency No. 30, Investigation Unit One (Agente del Ministerio Público, Fiscalia Desconcentrada Miguel Hidalgo, Agencia Investigadora Treinta, Unidad de Investigación Uno Sin Detenido).

4. Criminal inquiry demanding the surrender of stock certificates, file number TLA/9004/2002, now pending in the Office of the Assistant Attorney General of the State of Mexico for the Municipality of Tlalnepantla, State of Mexico (Agencia del Ministerio Público, Adscrita a la Mesa Novena de la Subprocuraduria de Justicia con sede en Tlalnepantla, Estado de México).

5. Criminal inquiry naming attorneys from Baker & McKenzie, file number TLA/9004/2002, now pending in the Office of the Assistant Attorney General of the State of Mexico for the Municipality of Tlalnepantla, State of Mexico (Agencia del Ministerio Público, Adscrita a la Mesa Novena de la Subprocuraduria de Justicia con sede en Tlalnepantla, Estado de México).

6. Commercial insolvency action entitled Nortel Networks de México, S.A. de C. V. v. Operadora Unefon, S.A. de C. V., file number 171/2002, now pending in the Fourth Civil District Court (Federal) for Mexico City (Juzgado Cuarto de Distrito en Materia Civil del Distrito Federal).

7. Constitutional challenge (amparo action) filed by Borrower, file number 52/2003, now pending in the Eleventh Civil District Court (Federal) for Mexico City (Juzgado Décimo Primero de Distrito en Materia Civil del Distrito Federal).

8. Constitutional challenge (amparo action) filed by Borrower, file number 323/2003, now pending in the Eleventh Civil District Court (Federal) for Mexico City (Juzgado Décimo Primero de Distrito en Materia Civil del Distrito Federal).

9. Constitutional challenge (amparo action) filed by Borrower, file number 372/2003, now pending in the Eleventh Civil District Court (Federal) for Mexico City (Juzgado Décimo Primero de Distrito en Materia Civil del Distrito Federal).

10. Appellate Review (recurso de revision) filed by Borrower, file number 206/2003, now pending in the Twelfth Collegiate Civil Circuit Court for the First Circuit (Décimo Segundo Tribunal Colegiado de Circuito en Materia Civil del Primer Circuito).

11. Voluntary Review (revision adhesiva) filed by Nortel Networks de México, S.A. de C.V., file number 225/2003, now pending in the Twelfth Collegiate Civil Circuit Court for the First Circuit (Décimo Segundo Tribunal Colegiado de Circuito en Materia Civil del Primer Circuito).

12. Request for Reconsideration (recurso de reclamación) filed by Borrower, file number 2/2003, now pending in the Twelfth Collegiate Civil Circuit Court for the First Circuit (Décimo Segundo Tribunal Colegiado de Circuito en Materia Civil del Primer Circuito).

13. The Arbitration Proceeding between the Operadora Unefon, S.A. de C.V., Nortel Networks Limited and Nortel Networks de Mexico, S.A. de C.V. pending before the International Centre for Dispute Resolution of the American Arbitration Association, Case No. 50 T 199 00575 02.

14. Operadora Unefon, S.A. de C.V. v. Nortel Networks Limited, now pending in the Supreme Court of the State of New York, County of New York, Index No. 603264/02.

15. Nortel Networks Limited v. Unefon, S.A. de C.V., Cosmofrecuencias, S.A. de C.V., Unefrecuencias, S.A. de C.V., Operadora de Comunicaciones, S.A. de C.V., Operadora Unefon, S.A. de C.V., Servicios SPA, S.A. de C.V. and Torres y Comunicaciones S.A. de C.V., now pending in the Supreme Court of the State of New York, County of New York, Index No. 604476/02.

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